Exhibit 10.2

THE SECURITIES GRANTED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

BALLANTYNE STRONG, INC.

STOCK GRANT AGREEMENT

THIS STOCK GRANT AGREEMENT (the “Agreement”) entered into to be effective as of February 1, 2022 (the “Effective Date”), by and between Ballantyne Strong, Inc., a Delaware corporation (the “Corporation”), and Metrolina Capital Investors, LLC, a North Carolina limited liability company (“Shareholder”).

R E C I T A L S

WHEREAS: Shareholder and the Corporation are parties to a Contract of Sale (the “Purchase Agreement”) whereby the Corporation is purchasing that certain parcel of land with buildings and improvements situated thereon and commonly known as 190 Bluegrass Valley Parkway, Alpharetta, GA 30004 and designated as Tax Map Number 065-039, and consisting of approximately 11.63 acres more or less, with an approximately 43,524 square foot building located thereon in Forsyth County, Georgia and being more particularly described therein, from Shareholder (the “Transaction”).

WHEREAS: As part of the consideration for the Transaction, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Shareholder and the Corporation hereby agree as follows:

A G R E E M E N T

1. Issuance. The Corporation hereby grants to Shareholder seven hundred sixty thousand six hundred fifty (760,650) shares (the “Subject Shares”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), effective as of the Effective Date, subject to the terms and conditions of this Agreement. The Corporation and Shareholder agree that the value of the Subject Shares is equal to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) based on a price per share equal to the average of the closing price of the Common Stock on the NYSE American exchange for the sixty (60) most recent Trading Days (as defined in the Purchase Agreement) prior to the Effective Date.

2. Consideration. The Subject Shares are issued as part of the consideration to be paid to Shareholder pursuant to the Purchase Agreement.

3. Securities Representations and Warranties.

(a) In connection with, and in consideration of, the issuance of the Subject Shares to Shareholder, Shareholder represents that Shareholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under Securities Act of 1933, as amended (the “Securities Act”), and hereby makes the additional representations set forth on Exhibit A attached hereto to the Corporation with respect to the Subject Shares, such that the Corporation may rely on them in issuing the Subject Shares.

(b) Shareholder understands, acknowledges, and agrees that the Corporation’s grant and issuance to Shareholder of the Subject Shares has not been registered under the Securities Act because the Corporation believes, relying in part on Shareholder’s representations in this document, that an exemption from such registration requirement is available for such grant. Shareholder acknowledges and agrees that the availability of this exemption depends upon the truthfulness and accuracy of the representations Shareholder is making to the Corporation in this document.

4. Restrictions

(a) Vesting. All Subject Shares shall be fully vested upon issuance.

(b) Transfer. Except for transfers not involving a change in beneficial ownership, Shareholder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Subject Shares, or any beneficial interest therein, unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) Shareholder shall have given prior written notice to the Corporation of Shareholder’s intention to make such disposition, shall have furnished the Corporation with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Corporation, shall have furnished the Corporation, at Shareholder’s expense, with an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that such disposition will not require registration of the Subject Shares under the Securities Act.

(c) Legends. Shareholder understands and agrees that the Corporation shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Subject Shares, together with any other legends that may be required by the Corporation or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

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(d) Rule 144. Shareholder understands that the Subject Shares are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5. No Transfer of Subject Shares. Shareholder agrees to comply in all respects with the provisions of Section 4 and 5 and the restrictive legend requirements set forth on the face of this Agreement and further agrees that Shareholder shall not offer, sell or otherwise dispose of the Subject Shares except under circumstances that will not result in a violation of the Securities Act.

6. Tax Issues. The Corporation has directed Shareholder to seek independent advice regarding the Federal, state and/or local tax laws that may apply to Shareholder in connection with the issuance and receipt of the Subject Shares.

7. Representations and Warranties of Corporation. The Corporation hereby represents and warrants to Shareholder that it has the requisite corporate power and authority to execute and deliver and to carry out the terms of this Agreement and any and all related documents or agreements. This Agreement and any related documents or agreements are valid and binding agreements of the Corporation.

8. Indemnification. Shareholder and the Corporation each agree to indemnify, defend, and hold harmless the other from and against any and all loss, liability, expenses, including reasonable attorneys’ fees, or damage, of any nature, arising out of or due to a breach of any representation, warranty, or undertaking of such party contained in this Agreement.

9. General Provisions.

(a) Successors and Assigns, Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

(b) Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

(c) Counterparts; Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic method and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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(d) Amendments and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

(e) Attorney’s Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the successful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the successful party or parties all costs, expenses, and reasonable attorneys’ fees incurred by the successful party or parties (including, without limitation, costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorney’s fees shall be included as part of the judgment.

(f) Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement is hereby executed as of the date first written above.

CORPORATION:	BALLANTYNE STRONG, INC.

/s/ Mark Roberson
	By:	Mark Roberson
	Its:	Chief Executive Officer

SHAREHOLDER:	METROLINA CAPITAL INVESTORS, LLC

/s/ R. Joseph Jackson
	By:	R. Joseph Jackson
	Its:	Member/Manager

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EXHIBIT A

SECURITIES REPRESENTATIONS AND WARRANTIES

1. Purchasing for Own Investment; Accredited Investor. Shareholder has not been formed for the purpose of acquiring the Subject Shares and holds assets in addition to the Subject Shares. Shareholder is acquiring the Subject Shares solely for investment purposes, and not for further distribution. Shareholder’s entire legal and beneficial ownership interest in the Subject Shares is being acquired and shall be held solely for Shareholder’s account. Shareholder is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Subject Shares. Shareholder’s investment intent is not limited to Shareholder’s present intention to hold the Subject Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Subject Shares, or for any other fixed period in the future.

2. Ability to Protect Own Interests. Shareholder and its directors and beneficial owners are knowledgeable investors and can properly evaluate the merits and risks of an investment in the Subject Shares and can protect Shareholder’s own interests in this regard, whether by reason of Shareholder’s own business and financial expertise, the business and financial expertise of its directors, and certain professional advisors unaffiliated with the Corporation with whom Shareholder has consulted, or Shareholder’s preexisting business or personal relationship with the Corporation or any of its officers, directors or controlling persons.

3. Informed About the Corporation. Shareholder is sufficiently aware of the Corporation’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Subject Shares. Shareholder has had opportunity to discuss the plans, operations and financial condition of the Corporation with its officers, directors or controlling persons, has reviewed the Corporation’s public filings with the Securities and Exchange Commission, and has received all information Shareholder deems appropriate for assessing the risk of an investment in the Subject Shares.

4. Economic Risk. Shareholder realizes that an investment in the Subject Shares involves a high degree of risk, and that the Corporation’s future prospects are uncertain. Shareholder is able to hold the Subject Shares indefinitely if required, and is able to bear the loss of Shareholder’s entire investment in the Subject Shares.

5. Restricted Securities. Shareholder understands that the Subject Shares are “restricted securities” in that the Corporation’s sale of the Subject Shares to Shareholder has not been registered under the Securities Act in reliance upon an exemption for non-public offerings. In this regard, Shareholder also understands and agrees that:

(a) Shareholder must hold the Subject Shares indefinitely, unless any subsequent proposed resale by Shareholder is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144);

(b) the Corporation is under no obligation to register any subsequent proposed resale of the Subject Shares by Shareholder; and

(c) the certificate evidencing the Subject Shares will be imprinted with a legend which prohibits the transfer of the Subject Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Corporation.

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6. Rule 144. Shareholder is familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the Subject Shares acquired from an issuer in a non-public offering. Shareholder understands that its ability to sell the Subject Shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Corporation; (ii) the resale occurring more than six months after Shareholder’s purchase and full payment (within the meaning of Rule 144) for the Subject Shares; and (iii) if Shareholder is an affiliate of the Corporation: (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of Subject Shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

7. Availability of Rule 144. Shareholder understands that the requirements of Rule 144 may never be met, and that the Subject Shares may never be saleable. Shareholder further understands that at the time Shareholder wishes to sell the Subject Shares, there may be no public market for the Corporation’s stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which could preclude Shareholder from selling the Subject Shares under Rule 144 even if the six-month minimum holding period had been satisfied.

8. Restrictions on Resale. Shareholder understands that in the event Rule 144 is not available to Shareholder, any future proposed sale of any of the Subject Shares by Shareholder will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) Shareholder’s written notice to the Corporation containing detailed information regarding the proposed sale, (ii) Shareholder providing an opinion of Shareholder’s counsel to the effect that such sale will not require registration, and (iii) the Corporation notifying Shareholder in writing that its counsel concurs in such opinion. Shareholder understands that neither the Corporation nor its counsel is obligated to provide Shareholder with any such opinion. Shareholder understands that although Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

9. No General Solicitation. The Shareholder acknowledges that neither the Corporation nor any other person offered to sell the Subject Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

10. Residence/Principal Place of Business. The address of Shareholder’s principal place of business is 108 Gateway Blvd., Suite 104, Mooresville, NC 28117.

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